                                                                      EXHIBIT 99


              PEAK INTERNATIONAL LIMITED RETAINS FINANCIAL ADVISOR

          HONG KONG and AUSTIN, Texas * December 21, 1998 -- Peak International Limited (Nasdaq:PEAKF) (AMEX:PTT) announced today that, in connection with its previously announced consideration of strategic alternatives (including a non-binding indication of interest in the acquisition of Peak previously announced) it has appointed Donaldson, Lufkin & Jenrette to act as its financial advisor. As stated previously, there can be no assurance that any transaction will be pursued by Peak.

          Peak International Limited is a leading supplier of precision engineered packaging products for the storage, transportation and automated handling of semiconductor devices and electronic components.

Contact:  Robert D Siegfried          Contact:     Jerry Mo
          Kekst and Company                        Peak International Ltd.
          (212) 521-4800                           Austin, Texas
                                                   (512) 339-4684 or

                                                   Hong Kong
                                                   852-2492-2287 or
                                                   jerry_mo@peakf.com